                                 LEASE ADDENDUM

DATE:             July 8, 1998
PARTIES:          Glassow Ventures, L.L.C.           ("Landlord")
                  2002 N.W. Glassow Drive
                  Bend, OR 97701

                  Advanced Power Technology, Inc.    ("Tenant")
                  405 SW Columbia Street
                  Bend, OR 97702-1000

PREMISES:         307 SW Columbia Street
                  Bend, OR 97702

LEASE AMENDED:
         That Commercial Lease between Landlord and Tenant dated March 6, 1996 (the "Lease").

RECITALS:
              A. Tenant is in possession of the Premises under the terms of the Lease.

              B. Tenant wishes to extend fiber optic and copper cables from its offices at 296 SW Columbia Street, Bend, Oregon, and 397 SW Columbia Street, Bend, Oregon to the Premises. Landlord has agreed to such installation.

              C. The parties wish to amend the Lease to provide for the installation of cables and the restoration and maintenance of areas though which cable will be installed.

It is, therefore, agreed that the Lease be amended to include the following terms:

AGREEMENT:
1. PERMISSION TO INSTALL CONDUITS AND CABLES. Landlord grants to Tenant the right to install and maintain underground conduits containing fiber optic and copper cables on and under the property of Landlord on which the premises are located. Installation shall be at the location identified on Exhibit A attached hereto and incorporated herein by reference.

2. TENANT'S OBLIGATIONS. Tenant shall have the following obligations with regard to the cable:

              2.1 Restoration of the surface of the ground, including asphalt and concrete surfaces, immediately following underground installation.

              2.2 Installation in a prompt and workmanlike manner, including appropriate signage during excavation.

3. LANDLORD'S OBLIGATIONS. Landlord shall have no responsibility for maintenance and/or repair of the cable.

4. LEASE PRESERVED. Upon execution, this Addendum shall be attached to and become a part of the Lease. Except as specifically set forth herein, the terms of the Lease remain unmodified and fully enforceable.


Landlord:                         Tenant:

                                  Advanced Power Technology, Inc.

----------------------------      --------------------------------
Benji Gilchrist                   Greg Haugen
                                  Vice-President, Finance and Administration

                            LEGAL DESCRIPTION EXHIBIT
                       LOCATED IN THE NE i/4 OF SECTION 6,
                     TOWNSHIP 18 SOUTH, RANGE 12 EAST, W.M.
                          BEND DESCHUTES COUNTY OREGON





                                 SHEVLIN CENTER
                                    CS 09725

                                     BLOCK 5

                                      LOT 2



                                      LOT 3



         SO3;53;48:R
         7.45;
                                     [MAP]





                                EXISTING BUILDING

                                COMMERCIAL LEASE

                               DATED MARCH 6, 1996

                            GLASSOW VENTURES, L.L.C.

                                       AND

                         ADVANCED POWER TECHNOLOGY, INC.

                                TABLE OF CONTENTS


SECTION 1.        OCCUPANCY.......................................................................................1

   1.1   ORIGINAL TERM............................................................................................1
   1.2   POSSESSION...............................................................................................1
   1.3   RENEWAL OPTION...........................................................................................1

SECTION 2.        RENT............................................................................................2

   2.1   BASE RENT................................................................................................2
   2.2   SECURITY DEPOSIT.........................................................................................2
   2.3   ADDITIONAL RENT..........................................................................................3
   2.4   ESCALATION...............................................................................................3

SECTION 3.        USE OF THE PREMISES.............................................................................3

   3.1   PERMITTED USE............................................................................................3
   3.2   RESTRICTIONS ON USE......................................................................................3

SECTION 4.        REPAIRS AND MAINTENANCE.........................................................................4

   4.1   LANDLORD'S OBLIGATIONS...................................................................................4
   4.2   TENANT'S  OBLIGATIONS....................................................................................5
   4.3   LANDLORD'S INTERFERENCE WITH TENANT......................................................................5
   4.4   REIMBURSEMENT FOR REPAIRS ASSUMED........................................................................5
   4.5   INSPECTION OF PREMISES...................................................................................5

SECTION 5.        ALTERATIONS.....................................................................................6

   5.1   ALTERATIONS PROHIBITED...................................................................................6
   5.2   OWNERSHIP AND REMOVAL OF ALTERATIONS.....................................................................6

SECTION 6.        INSURANCE.......................................................................................6

   6.1   INSURANCE REQUIRED.......................................................................................6
   6.2   PAYMENT OF PREMIUMS......................................................................................6
   6.3   DETERMINATION OF REPLACEMENT VALUE.......................................................................7
   6.4   WAIVER OF SUBROGATION....................................................................................7

SECTION 7.        TAXES; UTILITIES................................................................................7

   7.1   PROPERTY TAXES...........................................................................................7
   7.2   SPECIAL ASSESSMENTS......................................................................................7
   7.3   CONTEST OF TAXES.........................................................................................8
   7.4   PRORATION OF TAXES.......................................................................................8
   7.5   NEW CHARGES OR FEES......................................................................................8
   7.6   PAYMENT OF MAINTENANCE COSTS AND  UTILITIES  CHARGES.....................................................8

SECTION 8.        DAMAGE AND DESTRUCTION..........................................................................8

   8.1   PARTIAL DAMAGE...........................................................................................8
   8.2   DESTRUCTION..............................................................................................8
   8.3   RENT ABATEMENT...........................................................................................9
   8.4   DAMAGE LATE IN TERM......................................................................................9

SECTION 9.        EMINENT DOMAIN..................................................................................9

   9.1   PARTIAL TAKING...........................................................................................9
   9.2   TOTAL TAKING............................................................................................10
   9.3   SALE IN LIEU OF CONDEMNATION............................................................................10

SECTION 10.       LIABILITY AND INDEMNITY........................................................................10

   10.1     LIENS................................................................................................10
   10.2     INDEMNIFICATION......................................................................................11




   10.3     LIABILITY INSURANCE..................................................................................11

SECTION 11.       QUIET ENJOYMENT; MORTGAGE PRIORITY.............................................................11

   11.1     LANDLORD'S WARRANTY..................................................................................11
   11.2     TRUST DEED PRIORITY..................................................................................11
   11.3     ESTOPPEL CERTIFICATE.................................................................................12

SECTION 12.       ASSIGNMENT AND SUBLETTING......................................................................12

   12.1     ASSIGNMENT AND SUBLETTING............................................................................12
   12.2     PERMITTED ASSIGNMENTS AND SUBLETTING.................................................................13
   12.3     RELEASE OF LIABILITY.................................................................................13

SECTION 13.       DEFAULT........................................................................................13

   13.1     DEFAULT IN RENT......................................................................................13
   13.2     DEFAULT IN OTHER COVENANTS...........................................................................14
   13.3     INSOLVENCY...........................................................................................14
   13.4     ABANDONMENT..........................................................................................14

SECTION 14.       REMEDIES ON DEFAULT............................................................................14

   14.1     TERMINATION..........................................................................................15
   14.2     RELETTING............................................................................................15
   14.3     DAMAGES..............................................................................................15
   14.4     RIGHT TO SUE MORE THAN ONCE..........................................................................16
   14.5     LANDLORD'S RIGHT TO CURE DEFAULTS....................................................................16
   14.6     REMEDIES CUMULATIVE..................................................................................16

SECTION 15.       SURRENDER AT EXPIRATION........................................................................16

   15.1     CONDITION OF PREMISES................................................................................16
   15.2     FIXTURES.............................................................................................17
   15.3     HOLDOVER.............................................................................................17

SECTION 16.       MISCELLANEOUS..................................................................................17
   16.1     NONWAIVER............................................................................................17
   16.2     ATTORNEY FEES........................................................................................18
   16.3     NOTICES..............................................................................................18
   16.4     SUCCESSION...........................................................................................18
   16.5     RECORDATION..........................................................................................18
   16.6     ENTRY FOR INSPECTION.................................................................................18
   16.7     INTEREST ON RENT AND OTHER CHARGES...................................................................18
   16.8     PRORATION OF RENT....................................................................................18
   16.9     TIME  OF ESSENCE.....................................................................................19


                                COMMERCIAL LEASE

DATE:              March 6, 1996


BETWEEN:          GLASSOW VENTURES L.L.C.
                  2002 N.W. GLASSOW DRIVE
                  BEND, OR 97701
                                            ("Landlord")

AND:              ADVANCED POWER TECHNOLOGY, INC.
                  405 S.W. COLUMBIA.ST.
                  BEND, OR  97702
                                            ("Tenant")

         Landlord leases to Tenant and Tenant leases from Landlord the following described property (the "Premises") on the terms and conditions stated below:

                  Lot 3, Block 5, Shevlin Center, City of Bend, Deschutes County, Oregon, and the North 20 feet of Lot. 4, Block 5, as shown on the official plat of Shevlin Center, City of Bend, Deschutes County, Oregon.

SECTION 1.                 OCCUPANCY

         1.1 ORIGINAL TERM. The term of this lease shall commence on the date set forth above and continue through the last day of February 2011, unless sooner terminated or extended as hereinafter provided.

         1.2 POSSESSION. Tenant's right to possession and obligations under the lease shall commence on March 6, 1996.

         1.3 RENEWAL OPTION. If the lease is not in default at the time each option is exercised or at the time the renewal term is to commence, Tenant shall have the option to renew this lease for two successive terms of five years each, as follows:

                  A. Each of the renewal terms shall commence on the day following expiration of the preceding term.

                  B. The option may be exercised by written notice to Landlord given not less than 180 days prior to the last day of the expiring term. The giving of such notice shall be sufficient to make the lease binding for the renewal term without further act of the parties. Landlord and Tenant shall then be bound to take the steps required in connection with the determination of rent as specified below.

                  C. The terms and conditions of the lease for each renewal term shall be identical with the original term except for rent and except that Tenant will no longer have any option to renew this lease that has been exercised. Rent for a renewal term shall be the fair market rental value of the Premises. As used herein, the "fair market rental rate" shall be the monthly rent (triple net) then being obtained for five year fixed rate leases of comparable terms for premises on property within the same geographical area, of similar types and identity, quality and location as the Premises.

                  D. If the parties do not agree on the rent within 30 days after notice of election to renew, the rent shall be determined by a qualified, independent real property appraiser familiar with commercial rental values in the area and not affiliated in any way with Landlord or Tenant. The appraiser shall be chosen by Tenant from a list of not fewer than five such individuals submitted by Landlord. If Tenant does not make the choice within five days after submission of the list, Landlord may do so. If Landlord does not submit such a list within 10 days after written request from Tenant to.do so, Tenant may name as an appraiser any individual with such qualifications. Within 30 days after appointment, the appraiser shall return a decision; which shall be final and binding upon both parties. The cost of the appraisal shall be borne equally by both parties.

SECTION 2.                 RENT

         2.1 BASE RENT. During the original term, Tenant shall pay to Landlord as base rent the sum of $16,500 per month. Rent shall be payable on the first day of each month in advance at such place as may be designated by Landlord.

         2.2 SECURITY DEPOSIT. To secure Tenant's compliance with all terms of this lease, Tenant has paid Landlord the sum of $22,000 as a deposit. The deposit shall be a debt from Landlord to Tenant, refundable within 30 days after expiration of the lease term or other termination not caused by Tenant's default. Landlord shall deposit the security deposit in a money market or other interest bearing account reasonably agreeable to Tenant. Landlord shall have the right to offset against the deposit any sums owing from Tenant to Landlord and not paid when due, any damages caused by Tenant's default, the cost of curing any default by Tenant should Landlord elect to do so, and the cost of performing any repair or cleanup that is Tenant's responsibility under this lease. Offset against the deposit shall not be an exclusive remedy in any of the above cases, but may be invoked by Landlord, at its option, in addition to any other remedy provided by law or this lease for Tenant's nonperformance. Landlord shall give notice to Tenant each time an offset is claimed against the deposit, and, unless the lease is terminated, Tenant shall within 10 days after such notice deposit with Landlord a sum equal to the amount of the offset so that the total deposit amount, net of offset, shall remain constant throughout the lease term.

         2.3 ADDITIONAL RENT. All taxes, insurance costs, utility charges that Tenant is required to pay by this lease, and any other sum that Tenant is required to pay to Landlord or third parties shall be additional rent.

         2.4 ESCALATION. The base rent provided in Section 2.1 shall be increased to $19,000 per month beginning with the sixth lease year and continuing through the tenth lease year, and shall be increased to $22,000 per month beginning with the eleventh lease year and continuing through the remainder of the original term. The base lease year is the 12-month period commencing with the first full month during which this lease is in effect. Lease years thereafter shall be each corresponding 12-month period during the term of this lease.

SECTION 3.                 USE OF THE PREMISES

         3.1 PERMITTED USE. The Premises shall be used for the design, manufacture and sale of semi-conductors and other related products (and in the case of any permitted assignee or sublessee any use permitted' by local government authorities pursuant to applicable zoning ordinances) and for no other purpose without the consent of Landlord, which consent shall not be withheld unreasonably.

         3.2 RESTRICTIONS ON USE. In connection with the use of the Premises, Tenant shall:

                  A. Conform to all applicable laws and regulations of any public authority affecting the premises and the use, and correct at Tenant's own expense any failure of compliance created through Tenant's fault or by reason of Tenant's use, but Tenant shall not be required to make any structural changes to effect such compliance.

                  B. Refrain from any activity that would make it impossible to insure the Premises against casualty, would increase the insurance rate, or would prevent Landlord from taking advantage of any ruling of the Oregon Insurance Rating Bureau, or its successor, allowing Landlord to obtain reduced premium rates for long-term fire insurance policies, unless Tenant pays the additional cost of the insurance.

                  C. Refrain from any use that would be reasonably offensive to other tenants or. owners or users of neighboring premises or that would tend to create a nuisance or damage the reputation of the premises.

                  D. Tenant shall not cause or permit any Hazardous Substance to be spilled, leaked, disposed of, or otherwise released on or under the Premises. Tenant may use or otherwise handle on the Premises only those Hazardous Substances typically used or sold in the prudent and safe operation of the business specified in Section 3.1. Tenant may store such Hazardous Substances on the Premises only in quantities necessary to satisfy Tenant's reasonably anticipated needs. Tenant shall comply with all Environmental Laws and exercise the highest degree of care in the use, handling, and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled, or stored on the Premises. Upon the expiration or termination of this Lease, Tenant shall remove all Hazardous Substances from the Premises. The term Environmental Law shall mean any federal, state, or local statute, regulation, or ordinance or any judicial or other governmental order pertaining to the protection of health, safety or the environment. The term Hazardous Substance shall mean any hazardous, toxic, infectious or radioactive substance, waste, and material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions.

SECTION 4.                 REPAIRS AND MAINTENANCE

         4.1 LANDLORD'S OBLIGATIONS. The following shall be the responsibility of Landlord:

                  A. On or before August 31, 1996, Landlord, at its expense, shall perform the following maintenance:

                           (1)      Remove and replace approximately 21,000
square feet of the roof on the Premises; and

                           (2)      Paint the exterior of the Premises in a
color and with a paint that is reasonably acceptable to Tenant. The work described above shall be performed by a licensed and bonded contractor acceptable to both Landlord and Tenant and on days and at times reasonably acceptable to Tenant.

                  B. Except for the work described above in subparagraph A and for the repair of any defects that may occur in such work, Landlord shall have no other obligations to repair or maintain the Premises.

         4.2 TENANT'S OBLIGATIONS. The following shall be the responsibility of Tenant:

                  A. All other repairs to the premises which Landlord is not required to make under Section 4.1.

         4.3 LANDLORD'S INTERFERENCE WITH TENANT. In performing any repairs, replacements, alterations, or other work performed on or around the Premises, Landlord shall not cause unreasonable interference with use of the Premises by Tenant. Tenant shall have no right to an abatement of rent nor any claim against Landlord for any inconvenience or disturbance resulting from Landlord's activities performed in conformance with the requirement of this provision.

         4.4 REIMBURSEMENT FOR REPAIRS ASSUMED. If either party fails or refuses to make repairs that are required by this Section 4, the other party may make the repairs and charge the actual costs of repairs to the first party. Such expenditures by Landlord shall be reimbursed by Tenant on demand together with interest at the rate of 12 percent per annum from the date of expenditure by Landlord. Such expenditures by Tenant may be deducted from rent and other payments subsequently becoming due or, at Tenant's election, collected directly from Landlord. Except in an emergency creating an immediate risk of personal injury or property damage, neither party may perform repairs which are the obligation of the other party and charge the other party for the resulting expense unless at least 10 days before work is commenced, the defaulting party is given notice in writing outlining with reasonable particularity the repairs required, and such party fails within that time to initiate such repairs in good faith.

         4.5 INSPECTION OF PREMISES. Landlord shall have the right to inspect the Premises at any reasonable time or times to determine the necessity of repair. Whether or not such inspection is made, the duty of Landlord to make repairs shall not mature until a reasonable time after Landlord has received from Tenant written notice of the repairs that are required.

SECTION 5.                 ALTERATIONS

         5.1 ALTERATIONS PROHIBITED. Tenant shall make no improvements or alterations on the Premises of any kind without first obtaining Landlord's written consent which consent may not be unreasonably withheld. All alterations shall be made in a good and workmanlike manner, and in compliance with applicable laws and building codes. As used herein, "alterations" does not include the installation of computer and telecommunications wiring, cables, and conduit and any further demising of the premises or rearrangement of interior nonstructure supporting walls including the electrical, mechanical and plumbing work connected-therewith, provided such installation does not diminish the value of the Premises.

         5.2 OWNERSHIP AND REMOVAL OF ALTERATIONS. All improvements and alterations performed on the Premises by either Landlord or Tenant shall be the property of Landlord when installed unless the applicable Landlord's consent specifically provides otherwise. Improvements and alterations installed by Tenant shall, at Landlord's option, be removed by Tenant and the premises restored unless the applicable Landlord's consent specifically provides otherwise.

SECTION 6.                 INSURANCE

         6.1 INSURANCE REQUIRED. Tenant shall keep the Premises insured at the full replacement value at Tenant's expense against fire and other risks covered by a standard fire insurance policy with an endorsement for extended coverage. Tenant shall bear the expense of any insurance insuring the property of Tenant on the Premises against such risks. The policy shall name Landlord, Tenant and Landlord's lender as insureds as their interests may appear and shall require written notice to Landlord not less than 30 days prior to cancellation or termination. Tenant shall furnish Landlord with a copy of all insurance policies obtained by Tenant pursuant to this Section.

         6.2 PAYMENT OF PREMIUMS. Tenant shall reimburse Landlord for the premiums paid by Landlord for maintaining the insurance required by paragraph
6.1. Reimbursement shall be made by Tenant within 10 days after Tenant receives a copy of the premium notice. Tenant's obligation to pay the insurance costs shall be prorated for any partial year at the commencement and expiration or termination of the term.

         6.3 DETERMINATION OF REPLACEMENT VALUE. The "full replacement value" of the building and other improvements to be insured under paragraph 6.1 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not more frequently than once every 3 years, either party shall have the right to notify the other party that it elects to have the replacement value redetermined by an insurance company. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination.

         6.4 WAIVER OF SUBROGATION. . Neither party shall be liable to the other (or to the other's successors or assigns) for any loss or damage caused by fire or any of the risks enumerated in a standard fire insurance policy with an extended coverage endorsement, and in the event of insured loss, neither party's insurance company shall have a subrogated claim against the other. This waiver shall be valid only if the insurance policy in question expressly permits waiver of subrogation or if the insurance company agrees in writing that such a waiver will not affect coverage under the policies. Each party agrees to use best efforts to obtain such an agreement from its insurer if the policy, does not expressly permit a waiver of subrogation.

SECTION 7.                 TAXES; UTILITIES

         7.1 PROPERTY TAXES. Tenant shall pay as due all taxes on its personal property located on the Premises. Tenant shall pay as due all real property taxes and special assessments levied against the Premises. As used herein, real property taxes includes any fee or charge relating to the ownership, use, or rental of the Premises, other than taxes on the net income of Landlord or Tenant. Each year Landlord shall notify Tenant of the real property taxes and furnish Tenant with a copy of the tax bill. Tenant shall pay the real property tax taxes not later than 10 days before the Deschutes County Assessor's delinquency dates, including deferred payment dates.

         7.2 SPECIAL ASSESSMENTS. If an assessment for a public improvement is made against the Premises, Tenant may elect to cause such assessment to be paid in installments, in which case only the installments payable during the lease term (including extensions thereof) shall be treated the same as general real property taxes for purposes of Section 7.1.

         7.3 CONTEST OF TAXES. Tenant shall be permitted to contest the amount of any tax or assessment as long as such contest is conducted in a manner that does not cause any risk that Landlord's interest in the Premises will be foreclosed for nonpayment. Landlord shall cooperate in any reasonable manner with such contest by Tenant.

         7.4 PRORATION OF TAXES. Tenant's share of real property taxes and assessments for the years in which this lease commences or terminates shall be prorated based on the portion of the tax year that this lease is in effect.

         7.5      NEW CHARGES OR FEES

         . If a new charge or fee relating to the ownership or use of the Premises or the receipt of rental therefrom or in lieu of property taxes is assessed or imposed, then, to the extent permitted by law, Tenant shall pay such charge or fee. Tenant, however, shall have no obligation to pay any income, profits, or franchise tax levied on the net income derived by Landlord from this lease .

         7.6 PAYMENT OF MAINTENANCE COSTS AND UTILITIES CHARGES. Tenant shall pay when due all charges for services and utilities incurred in connection with the use, occupancy, operation, and maintenance of the Premises, including (but not limited to) charges for fuel, water, gas, electricity, sewage disposal, snow removal, power, refrigeration, air conditioning, telephone, and janitorial services.

SECTION 8.                 DAMAGE AND DESTRUCTION

         8.1 PARTIAL DAMAGE. If the Premises are partly damaged and Section 8.2 does not apply, the Premises shall be repaired by Landlord at Landlord's expense. Repairs shall be accomplished with all reasonable dispatch subject to interruptions and delays from labor disputes and matters beyond the control of Landlord and shall be performed in accordance with the provisions of Section 5.3.

         8.2 DESTRUCTION. If the Premises are destroyed or damaged such that the cost of repair exceeds 50 percent of the value of the structure before the damage, either party may elect to terminate the lease as of the date of the damage or destruction by notice given to the other in writing not more than 45 days following the date of damage. In such event all rights and obligations of the parties shall cease as of the date of termination, and Tenant shall be entitled to the reimbursement of any prepaid amounts paid by Tenant and attributable to the anticipated term. If neither party elects to terminate, Landlord shall proceed to restore the Premises to substantially the same form as prior to the damage or destruction. Work shall be commenced as soon as reasonably possible and thereafter shall proceed without interruption except for work stoppages on account of labor disputes and matters beyond Landlord's reasonable control.

         8.3 RENT ABATEMENT. Rent shall be abated during the repair of any damage to the extent the premises are untenantable.

         8.4 DAMAGE LATE IN TERM. If damage or destruction to which Section 8.2 would apply occurs within one year before the end of the then-current lease term, Tenant may elect to terminate the lease by written notice to Landlord given within 30 days after the date of the damage.

SECTION 9.                 EMINENT DOMAIN

         9.1 PARTIAL TAKING. If a portion of the Premises is condemned and
Section 9.2 does not apply, the lease shall continue on the following terms:

                  A. Landlord shall be entitled to all of the proceeds of condemnation, and Tenant shall have no claim against Landlord as a result of the condemnation except for that portion of the award specifically allocated to compensate Tenant for its damages as a result of the condemnation.

                  B. Landlord shall proceed as soon as reasonably possible to make such repairs and alterations to the Premises as are necessary to restore the remaining Premises to a condition as comparable as reasonably practicable to that existing at the time of the condemnation.

                  C. After the date on which title vests in the condemning authority or an earlier date on which alterations or repairs are commenced by Landlord to restore the balance of the Premises in anticipation of taking, the rent shall be reduced in proportion to the reduction in Value of the Premises as an economic unit on account of the partial taking. If the parties are unable to agree on the amount of the reduction of rent, the amount shall be determined by arbitration in the manner provided in Section 17.

                  D. If a portion of Landlord's property not included in the Premises is taken, and severance damages are awarded on account of the Premises, or an award is made for detriment to the Premises as a result of activity by a public body not involving a physical taking of any portion of the Premises, this shall be regarded as a partial condemnation to which Sections 9.1 applies, and the rent shall be reduced to the extent of reduction in rental value of the Premises as though a portion had been physically taken.

         9.2 TOTAL TAKING. If a condemning authority takes all of the Premises or a portion sufficient to render the remaining premises reasonably unsuitable for the use that Tenant was then making of the premises, the lease shall terminate as of the date the title vests in the condemning authorities. Such termination shall have the same effect as a termination under Section 9.1. The parties shall be entitled to share in the condemnation proceeds in proportion to the values of their respective interests in the Premises.

         9.3 SALE IN LIEU OF CONDEMNATION. Sale of all or part of the premises to a purchaser with the power of eminent domain in the face of a threat or probability of the exercise of the power shall be treated for the purposes of this Section 9 as a taking by condemnation.

SECTION 10.                LIABILITY AND INDEMNITY

         10.1     LIENS.

                  A. Except with respect to activities for which Landlord is responsible, Tenant shall pay as due all claims for work done on and for services rendered or material furnished to the Premises, and shall keep the Premises free from any liens. If Tenant fails to pay any such claims or to discharge any lien, Landlord may do so and collect the cost as additional rent. Any amount so added shall bear interest at the rate of 12 percent per annum from the date expended by Landlord and shall be payable on demand. Such action by Landlord shall not constitute a waiver of any right or remedy which Landlord may have on account of Tenant's default.

                  B. Tenant may withhold payment of any claim in connection with a good-faith dispute over the obligation to pay, as long as Landlord's property interests are not jeopardized. If a lien is filed as a result of nonpayment, Tenant shall, within 10 days after knowledge of the filing, secure the discharge of the lien or deposit with Landlord cash or sufficient corporate surety bond or other surety satisfactory to Landlord in an amount sufficient to discharge the lien plus any costs, attorney fees, and other charges that could accrue as a result of a foreclosure or sale under the lien.

         10.2 INDEMNIFICATION. Tenant shall indemnify and defend Landlord from any claim, loss, or liability arising out of or related to any negligent activity of Tenant on the Premises or any condition of the Premises in the possession or under the control of Tenant including any such claim, loss, or liability that may be caused or contributed to in whole or in part by Landlord's own negligence or failure to effect any repair or maintenance required by this lease.

         10.3 LIABILITY INSURANCE. Before going into possession of the Premises, Tenant shall procure and thereafter during the term of the lease shall continue to carry the following insurance at Tenant's cost: comprehensive general liability insurance in a responsible company with limits of not less than $1,000,000 for injury to one person, $3,000,000 for injury to two or more persons in one occurrence, and $300,000 for damage to property. Such insurance shall cover all risks arising directly or indirectly out of Tenant's activities on or any condition of the premises whether or not related to an occurrence caused or contributed to by Landlord's negligence. Such insurance shall protect Tenant against the claims of Landlord on account of the obligations assumed by Tenant under Section 10.2, and shall name Landlord as an additional insured. Certificates evidencing such insurance and bearing endorsements requiring 10 days' written notice to Landlord prior to any change or cancellation shall be furnished to Landlord prior to Tenant's occupancy of the property.

SECTION 11.                QUIET ENJOYMENT; MORTGAGE PRIORITY

         11.1 LANDLORD'S WARRANTY. Landlord warrants that it is the owner of the Premises and has the right to lease them free of all encumbrances except those set forth on the attached schedule entitled "Exceptions to Title." Landlord will defend Tenant's right to quiet enjoyment of the Premises from the lawful claims of all persons during the lease term.

         11.2 TRUST DEED PRIORITY. This lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this lease and affecting the Premises. However, if any lender holding such an Encumbrance requires that this lease be subordinate to the Encumbrance, then Tenant agrees that the lease shall be subordinate to the Encumbrance if the


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

holder thereof agrees in writing with Tenant that as long as Tenant performs its obligations under this lease no foreclosure, deed given in lieu of foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant's rights under this lease. If the foregoing condition is met, Tenant shall execute the written agreement and any other documents required by the holder of the Encumbrance to accomplish the purposes of this paragraph. If the premises are sold as a result of foreclosure of any Encumbrance thereon, or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee.

         11.3 ESTOPPEL CERTIFICATE. Either party will, within 20 days after notice from the other, execute and deliver to the other party a certificate stating whether or not this lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent and such other requirements as may reasonably be required by Landlord's lender. Failure to deliver the certificate within the specified time shall be conclusive proof upon the party from whom the certificate was requested that the lease is in full force and effect and has not been modified except as represented in the notice requesting the certificate.

SECTION 12.                ASSIGNMENT AND SUBLETTING

         12.1 ASSIGNMENT AND SUBLETTING. Landlord agrees that Tenant may assign this lease (including, at Tenant's option, any renewal options) or sublease all or a portion of the Premises in writing to any other party, with written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned, provided that:

                  A. Any such assignee shall, in writing, assume and agree to keep, observe and perform all of the agreements, conditions, covenants and terms of this lease on the part of Tenant to be kept, observed and performed, and shall be and become liable for the nonperformance thereof accruing from said date; and

                  B. Any such subtenant shall, in writing, agree to be subject to all of the agreements, conditions, covenants and terms of this Lease on the part of Tenant to be kept, observed and performed; and


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

                  C. Except for Prestige Moving and Storage (see section 12.2), Tenant furnishes Landlord with such financial and ownership information of such subtenant as may be reasonably requested by Landlord.

                  D. No further or additional assignment or subletting of this lease shall be made except upon compliance with and subject to the provisions of this Section 12.

         12.2 PERMITTED ASSIGNMENTS AND SUBLETTING. Tenant may assign this lease or sublet all or part of the Premises, without Landlord's approval, to Prestige Moving & Storage, to a parent corporation of Tenant, or to any subsidiary, affiliate, limited liability company or partnership where Tenant or any affiliate of Tenant is the managing or a general partner or managing member, or in connection with a merger, acquisition, reorganization or consolidation of Tenant, or in connection with the sale or transfer of all or substantially all of -Tenant's (or its parent's or affiliates') stock or assets. The term "affiliate" as used herein shall mean any entity in which Tenant or its parent corporation holds 30% or more of the ownership interests.

         12.3 RELEASE OF LIABILITY. No assignment shall relieve Tenant from liability hereunder, unless Tenant can reasonably demonstrate to Landlord that the assignee has a net worth on the date of assignment equal to or in excess of $20,000,000 as prepared in accordance with generally accepted accounting principles and has the ability to perform Tenant's obligations required by this lease. In such event, Tenant shall be released from all liability hereunder accruing after the date of assignment and Landlord shall execute such instruments as Tenant may reasonably request to evidence such release of liability. Before releasing Tenant from liability, Landlord may undertake reasonable due diligence (but not including an audit) to confirm the prospective Assignee's net worth, the cost of which shall be reimbursed by Tenant to Landlord at the time of obtaining Landlord's release of liability.

SECTION 13.                DEFAULT

         The following shall be events of default:

         13.1 DEFAULT IN RENT. Failure of Tenant to pay any rent or other charge within 10.days after it is due; provided that Tenant shall not be in default until five days following receipt of a


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

notice from Landlord that the rent is past due and provided further that Landlord shall not be required-tq give more than one such notice in any twelve month period.

         13.2 DEFAULT IN OTHER COVENANTS. Failure of Tenant to comply with any term or condition or fulfill any obligation of the lease (other than the payment of rent or other charges) within 30 days after written notice by Landlord specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be completely remedied within the 30-day period, this provision shall be complied with if Tenant begins correction of the default within the 30-day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

         13.3 INSOLVENCY. Insolvency of Tenant; an assignment by Tenant for the benefit of creditors; the filing by Tenant of a voluntary petition in bankruptcy; an adjudication that Tenant is bankrupt or the appointment of a receiver of the properties of Tenant; the filing of any involuntary petition of bankruptcy and failure of Tenant to secure a dismissal of the petition within 30 days after filing; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within 10 days shall constitute a default. If Tenant consists of two or more individuals or business entities, the events of default specified in this Section 13.3 shall apply to each individual unless within 10 days after an event of default occurs, the remaining individuals produce evidence satisfactory to Landlord 'that they have unconditionally- acquired the interest of the one causing the default. If the lease has been assigned, the events of default so specified shall apply only with respect to the one then exercising the rights of Tenant under the lease.

         13.4 ABANDONMENT. Failure of Tenant for 30 days or more to occupy the Premises for one or more of the purposes permitted under this lease, unless such failure is excused under other provisions of this lease.

SECTION 14.                REMEDIES ON DEFAULT

         14.1 TERMINATION. In the event of a default the lease may be terminated at the option of Landlord by written notice to Tenant. Whether or not the lease is terminated by the election of Landlord or otherwise, Landlord shall be entitled to recover damages from Tenant for the default, and Landlord may reenter, take possession of the premises, and remove any persons or property by legal action or by self-help with the use of reasonable force and without liability for damages and without having accepted a surrender.

         14.2 RELETTING. Following reentry or abandonment, Landlord may relet the Premises and in that connection may make any suitable alterations or refurbish the Premises, or both, or change the character or use of the Premises, but Landlord shall not be required to relet for any use or purpose which Landlord may reasonably consider injurious to the Premises, or to any tenant. that Landlord may reasonably consider objectionable. Landlord may relet all or part of the Premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this lease, upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concession.

         14.3 DAMAGES. In the event of termination or retaking of possession following default, Landlord shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the lease term, the following amounts as damages:

                  A. The loss of rental from the date of default until a new tenant is, or with the exercise of reasonable efforts could have been, secured and paying rent.

                  B. The reasonable costs of reentry and reletting including without limitation the cost of any cleanup, refurbishing, removal of Tenant's property and fixtures, costs incurred under Section 14.5, or any other expense occasioned by Tenant's default including but not limited to, any remodeling or repair costs, attorney fees, court costs, broker commissions, and advertising costs.

                  C. Any excess of the value of the rent and all of Tenant's other obligations under this lease over the reasonable expected return from the premises for the period commencing on the earlier of the date of trial or the date the premises are relet, and continuing through the end of the term. The present value of future amounts will be computed using a discount rate equal to the prime loan rate of major Oregon banks in effect on the date of trial.

         14.4 RIGHT TO SUE MORE THAN ONCE. Landlord may sue periodically to recover damages during the period corresponding to the remainder of the lease term, and no action for damages shall bar a later action for damages subsequently accruing.


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

         14.5 LANDLORD'S RIGHT TO CURE DEFAULTS. If Tenant fails to perform any obligation under this lease, Landlord shall have the option to do so after 30 days' written notice to Tenant. All of Landlord's expenditures to correct the default shall be reimbursed by Tenant on demand with interest at the rate of 10 percent annum from the date of expenditure by Landlord. Such action by Landlord shall not waive any other remedies available to Landlord because of the default.

         14.6 REMEDIES CUMULATIVE. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord under applicable law.

SECTION 15.                SURRENDER AT EXPIRATION

         15.1 CONDITION OF PREMISES. Upon expiration of the lease term or earlier termination on account of default, Tenant shall deliver all keys to Landlord and surrender the Premises broom clean and in the condition they were in at the commencement of this lease except for reasonable wear and tear associated with Tenant's permitted use. Alterations constructed by Tenant with permission from Landlord shall not be removed or restored to the original condition unless the terms of permission for the alteration so require. Tenant's obligations under this section shall be subordinate to. the provisions of
Section 8 relating to destruction.

         15.2     FIXTURES

                  A. All fixtures existing or placed upon the Premises during the term, other than Tenant's trade fixtures, shall, at Landlord's option, become the property of Landlord, provided that Tenant shall maintain ownership of and have the right to remove (i) the HVAC system associated with the wafer fabrication area; (ii) the deionized water system; (iii) the acid water system;
(iv) any office areas constructed of de-mountable partition systems; and (v) all additions or improvements to items (i) through (iv). If Landlord so elects, Tenant shall remove any or all fixtures that would otherwise remain the property of Landlord, and shall repair any physical damage resulting from the removal of such fixtures and damage resulting from the removal of items (i) through (iv) above. If Tenant fails to remove such fixtures, Landlord may do so and charge the cost to Tenant with interest at the rate of 12 percent per annum from the date of expenditure.


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

                  B. Prior to expiration or other termination of the lease term Tenant shall remove all furnishings, furniture, and trade fixtures that remain its property. If Tenant fails to do so, this shall be an abandonment of the property, and Landlord may retain the property and all rights of Tenant with respect to it shall cease or, by notice in writing given to Tenant within 20 days after removal was required, Landlord may elect to hold Tenant to its obligation of removal. If Landlord elects to require Tenant to remove, Landlord may effect a removal and place the property in public storage for Tenant's account. Tenant shall be liable to Landlord for the cost of removal, transportation to storage, and storage, with interest at the legal rate on all such expenses from the date of expenditure by Landlord.

         15.3     HOLDOVER

                  A. If Tenant does not vacate the Premises at the time required, Landlord shall have the option to treat Tenant as a tenant from month to month, subject to all of the provisions of this lease except the provisions for term and renewal, or to eject Tenant from the Premises and recover damages caused by wrongful holdover. Failure of Tenant to remove fixtures, furniture, furnishings, or trade fixtures that Tenant is required to remove under this lease shall constitute a failure to vacate to which this section shall apply if the property not removed will substantially interfere with occupancy of the Premises by another tenant or with occupancy by Landlord for any purpose including preparation for a new tenant.

                  B. If a month-to-month tenancy results from a holdover by Tenant under this. Section 15.3, the tenancy shall be terminable at the end of any monthly rental period on written notice from Landlord given not less than 10 days prior to the termination date which shall be specified in the notice. Tenant waives any notice that would otherwise be provided by law with respect to a month-to-month tenancy.

SECTION 16.                MISCELLANEOUS

         16.1 NONWAIVER. Waiver by either party of strict performance of any provision of this lease shall not be a .waiver of or prejudice the party's right to require strict performance of the same provision in the future or of any other provision.

         16.2 ATTORNEY FEES. If suit or action is instituted in connection with any controversy arising out of this lease, the prevailing party shall be entitled to recover in addition


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

to costs such sum as the court may adjudge reasonable as attorney fees at trial, on petition for review, and on appeal.

         16.3 NOTICES. . Any notice required or permitted under this lease shall be given when actually delivered or 48 hours after deposit in United States mail as certified mail addressed to the address first given in this lease or to such other address as may be specified from time to time by either of the parties in writing.

         16.4 SUCCESSION. . Subject to the above-stated limitations on transfer of Tenant's interest, this lease shall be binding on and inure to the benefit of the parties and their respective successors and assigns.

         16.5 RECORDATION. This lease shall not be recorded without the written consent of Landlord. Landlord shall execute and acknowledge a memorandum of this lease in a form suitable for recording, and Tenant may record the memorandum.

         16.6 ENTRY FOR INSPECTION. Landlord shall have the right upon reasonable advance notice to enter upon the Premises to determine Tenant's compliance with this lease, to make necessary repairs to the building or to the Premises, or to show the Premises to any prospective tenant or purchaser, and in addition shall have the right, at any time during the last two months of the term of this lease, to place and maintain upon the Premises notices for leasing or selling of the Premises.

         16.7 INTEREST ON RENT AND OTHER CHARGES. Any rent or other payment required of Tenant by this lease shall, if not paid within 10 days after it is due, bear interest at the rate of 10 percent per annum (but not in any event at a rate greater than the maximum rate of interest permitted by law) from the due date until paid.

         16.8 PRORATION OF RENT. In the event of commencement or termination of this lease at a time other than the beginning or end of one of the specified rental periods, then the rent shall be prorated as of the date of commencement or termination and in the event of termination for reasons other than default, all prepaid rent shall be refunded to Tenant or paid on its account.


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

         16.9 TIME OF ESSENCE. Time is of the essence of the performance of each of the parties obligations under this lease.

"LANDLORD"                                  "TENANT"

GLASSOW VENTURES, L.L.C.,                   ADVANCED POWER TECHNOLOGY, INC.
AN OREGON LIMITED LIABILITY COMPANY
COMPANY

-------------------------------------        -----------------------------------
By                                           By


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